UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2013  (September 15, 2013)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

            On September 15, 2013, Southwest Bancorp, Inc. (the “Company”) redeemed all of the 10.5% Trust Preferred Securities (“Trust Preferred Securities”) issued by Southwest Capital Trust II, pursuant to the optional redemption provisions provided in the documents governing the Trust Preferred Securities.  The Trust Preferred Securities had an aggregate principal balance of $34.5 million and a maturity date of September 15, 2038.  The Trust Preferred Securities were redeemed at the liquidation amount of $25 per trust preferred security plus accrued and unpaid distributions to the redemption date of September 15, 2013; settlement occurred on September 16, 2013.  The Company also redeemed $1.07 million in common securities issued by Southwest Capital Trust II and related to the Trust Preferred Securities.  Following the redemption, the Company’s capital levels are expected to remain well in excess of the regulatory minimum for well capitalized status.  The redemption was funded with cash on hand.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 16, 2013

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President and CEO